EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-90820, 33-90822, 333-42685 and 333-47591 of PennFed Financial Services, Inc.
on Forms S-8, Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3 and Registration Statement No. 333-36031 of PennFed Capital Trust I on Form S-2 of our report dated July 25, 2001, appearing in this Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 2001.

Deloitte & Touche LLP
Parsippany, New Jersey
September 21, 2001